STOCKHOLDER AND VOTING AGREEMENT


         This Stockholder and Voting Agreement ("AGREEMENT"), is made effective as of September 25, 1998, by and among SCIENCE APPLICATIONS INTERNATIONAL CORPORATION, a Delaware corporation ("SAIC"), ODS NETWORKS, INC., a Delaware corporation ("ODS"), and the stockholders of ODS identified below
("STOCKHOLDERS"), who agree as follows:

         1. BOARD OF DIRECTORS; OTHER. In consideration of SAIC's investment in ODS pursuant to the Asset and Securities Purchase Agreement between SAIC and ODS of even date herewith ("A&SPA"), so long as SAIC beneficially owns, directly or indirectly, the lesser of (i) five percent (5%) or more of the outstanding shares of the common stock of ODS ("Common Stock")or (ii) 1,000,000 shares of the Common Stock (as appropriately adjusted for stock splits, stock dividends or other similar transactions), Stockholders and ODS agree to take such action as may be required to cause:

         (a) the expansion of the number of members of the ODS Board of Directors from five (5) to six (6) members contemporaneously with the closing of the A&SPA and;

         (b) said sixth director to be nominated by SAIC and the Stockholders to affirmatively support the election of such SAIC nominee;

         (c) the ODS Board of Directors to permit a non-voting SAIC designee to attend and observe any meetings of the ODS Board of Directors or any committee thereof, provided, however, that in the event that the ODS Board of Directors is expanded to more than six (6) members and a nominee of SAIC is elected as the seventh member of the Board of Directors, then upon such election, SAIC's right to have a non-voting designee attend the ODS Board of Directors meetings shall cease;

         (d) SAIC to designate a nominee as the seventh director in the event the ODS Board of Directors is expanded to more than six
                  (6) directors and the Stockholders to affirmatively support the election of such SAIC nominee;

         (e) SAIC to have the right to approve the nomination by any of the Stockholders of additional members of the ODS Board of Directors in the event the ODS Board of Directors is expanded up to nine (9) members, which such approval shall not be unreasonably withheld or delayed;


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


         (f) the Board of Directors to not be increased above nine (9) members without the advance written consent of the members of the Board of Directors nominated by SAIC;

         (g) ODS to obtain the consent of SAIC to engage in a transaction involving: (i) the sale of all or substantially all of the assets of ODS or the merger of ODS, other than a merger into a wholly owned subsidiary, in which ODS is not the surviving entity or the consolidation of ODS with one or more other corporations where, in any such event, the transaction proceeds consist, in whole or in part, of unregistered securities or registered securities of a company that is publicly traded and the average trading volume of said entity is less than fifteen percent (15%), on a fully-diluted basis, of SAIC's holdings of shares of Common Stock and the shares of Common --- Stock to be issued upon the exercise of any warrants held by SAIC from time to time or (ii) any future issuance by ODS of shares of ODS stock representing twenty percent (20%) or more of the then outstanding voting stock of ODS whether in a single transaction or a series of transactions between ODS and the same party or the affiliates of such party (in which case SAIC may condition its consent upon SAIC receiving preemptive rights); provided, however, that SAIC's approval will not be required with respect to any ODS stock (i) to be issued pursuant to an employee stock option plan, or (ii) to be offered to the public pursuant to an underwritten public offering.

         (h) preemptive rights to be provided to SAIC with respect to any future offering of additional shares of ODS stock other than shares of ODS stock (i) any transaction approved by SAIC pursuant to this Agreement, (ii) to be issued pursuant to an employee stock option plan, (iii) to be offered to the public pursuant to an underwritten public offering, or (iv) issued as full or partial consideration in connection with a merger or acquisition by or of ODS.

         2. TRANSFER OF SHARES. Nothing in this Agreement shall restrict the ability of the a Stockholder to sell, transfer, or otherwise dispose of any of the shares of Common Stock owned by them (the "Stockholder Shares"); provided, however that for as long as a Stockholder owns any Common Stock such Stockholder shall be bound by this Agreement..

         3. STANDSTILL. For a period of one (1) year from the date of this Agreement and subject to the exceptions provided in this Agreement, unless SAIC shall have obtained the written consent of ODS, SAIC agrees that it will not purchase, directly or indirectly, any additional shares of Common Stock (other than pursuant to the exercise of warrants issued to SAIC by ODS) except to retain SAIC's relative percentage of ownership of ODS stock. Notwithstanding the foregoing, in the event a Stockholder sells any Stockholder Shares, SAIC may, at any time thereafter, and without the consent of ODS, purchase an amount equal to the Stockholder Shares sold by the Stockholder(s).

         4. HOLDING PERIOD. SAIC agrees that it will hold the Common Stock, warrants to purchase Common Stock or other securities of ODS issued to or held by SAIC pursuant to the A&SPA and any shares of Common Stock or other securities issued upon the exercise of the warrants (collectively, the "Shares") for at least twelve (12) months from the date of this Agreement; provided, however, that nothing in the foregoing will be deemed to preclude SAIC from exercising any warrants during the twelve (12) month period following the date of this Agreement or to purchase additional Common Stock as provided for in Section 3 above.

         5. MISCELLANEOUS. SAIC agrees to make appropriate personnel available for comment to industry analysts from time to time.

         6. ARBITRATION OF DISPUTES. The parties agree that any controversy or claim (whether such controversy or claim is based upon or sounds in statute, contract, tort or otherwise) arising out of or relating to this Agreement, any performance or dealings among the parties, or any dispute arising out of the interpretation or application of this Agreement, which the parties are not able to resolve, shall be settled exclusively by arbitration in Dallas, Texas by a single arbitrator pursuant to the American Arbitration Association's Commercial Arbitration Rules then in effect and judgment upon the award rendered by the arbitrator shall be entered in any court having jurisdiction thereof and such arbitrator shall have the authority to grant injunctive relief in a form similar to that which a court of law would otherwise grant. The arbitrator shall be chosen from a panel of licensed attorneys having at least fifteen (15) years of professional experience who are familiar with the subject matter of this Agreement. The arbitrator shall be appointed within thirty (30) days of the date the demand for arbitration was sent to the other party. Discovery shall be permitted in accordance with the Federal Rules of Civil Procedure. If an arbitration proceeding is brought pursuant to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and necessary disbursements incurred in addition to any other relief to which such party may be entitled.

         7. CHOICE OF LAW. The Agreement and the performance or breach thereof shall be governed by and interpreted as to substantive matters in accordance with the applicable laws of the State of Delaware (excluding its choice of law rules).

         8. ASSIGNMENT. No portion of this Agreement or any right or obligation hereunder can be assigned, in whole or in part, by any Stockholder hereto without the prior written consent of SAIC unless the assignee executes a document substantially similar to this Agreement, intending to be legally bound thereby, and delivers same to SAIC. SAIC may not assign this Agreement and any attempt to do so will be void and of no effect.

         9. WAIVER. No waiver of, no delay in the exercise of, and no omission to exercise any rights or remedies by any party shall be construed as a waiver by such party of any other rights or remedies that such party may have under this Agreement.

         10. NOTICE. Unless otherwise specified herein, any notice required or permitted to be given under this Agreement shall be sufficient, if in writing, and shall be deemed to be fully given if personally delivered, if sent by registered mail, by facsimile with an original copy by regular mail, or by telex with receipt acknowledged, to the following addresses:

                  (a)      If to SAIC, to:

                           Douglas M. Schrier, Senior Vice President
                           Science Applications International Corporation 10260 Campus Point Drive, M/S L5-A
                           San Diego  CA  92121
                           FAX: 619-546-6980

                           With a copy to:

                           Kevin A. Werner, Esq.
                           Associate General Counsel
                           Science Applications International Corporation 10260 Campus Point Drive, M/S F3
                           San Diego  CA  92121
                           FAX: 619-535-7992

                  (b)      If to ODS, to:

                           G. Ward Paxton
                           Chairman, President and Chief Executive Officer ODS Networks, Inc.
                           1101 E. Arapaho Road
                           Richardson, Texas 75081
                           FAX: 972-301-3841

                  (c) If to Stockholders, to the address immediately below such Stockholder's name.

The foregoing addresses and individuals may be changed by either party by giving to the other party prior written notice of any such change.

         11. THIRD PARTIES. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

         12. FURTHER ASSURANCES. Each of the parties hereto agrees that from time to time, at the request of any of the other parties hereto and without further consideration, it will execute and deliver such other documents and take such other action as such other party may reasonably request in order to consummate more effectively the transactions contemplated hereby.


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


         13. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and may only be modified by a written instrument executed by an authorized officer of both parties. All proposals, negotiations and representations (if any) made prior, and with reference to the subject matter of this Agreement, are merged herein. This Agreement may be executed in multiple counterparts and each counterpart will be deemed an original, but all counterparts together will constitute a single instrument. This Agreement has been negotiated by the parties and their respective counsel and will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either party. Neither SAIC, ODS nor any Stockholder shall be bound by any oral agreement or representation, irrespective of when made.


         IN WITNESS WHEREOF, as of the day first above written, SAIC and ODS have caused this Agreement to be signed by their respective duly authorized officers and each Stockholder and spouse, if any, have caused this Agreement to be signed.

                                        SCIENCE APPLICATIONS
                                        INTERNATIONAL CORPORATION,
                                        a Delaware corporation


                                        By:     /s/ Douglas M. Schrier
                                           ------------------------------------
                                        Name:   Douglas M. Schrier
                                             ----------------------------------
                                        Title:  Senior Vice President
                                              ---------------------------------


                                        ODS NETWORKS, INC.,
                                        a Delaware corporation


                                        By:     /s/ G. Ward Paxton
                                           ------------------------------------
                                        Name:   G. Ward Paxton
                                             ----------------------------------
                                        Title:  Chief Executive Officer
                                              ---------------------------------


                                        STOCKHOLDERS OF ODS NETWORKS, INC.

                                                /s/ T. Joe Head
                                        ---------------------------------------
                                        T. Joe Head

                                                  -----------------------------
                                                              (spouse)
                                        Address:  1101 E. Arapaho Road
                                                -------------------------------
                                                  Richardson, TX  75081
                                                -------------------------------

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

                                                /s/ Timothy W. Kinnear
                                        ---------------------------------------
                                        Timothy W. Kinnear
                                                      /s/ Judy E. Kinnear
                                                  -----------------------------
                                                              (spouse)
                                        Address:  415 Wolverly Lane
                                                -------------------------------
                                                  Allen, TX  75002
                                                -------------------------------


                                                /s/ G. Ward Paxton
                                        ---------------------------------------
                                        G. Ward Paxton
                                                      /s/ Pat Paxton
                                                  -----------------------------
                                                              (spouse)
                                        Address:  P. O. Box 227
                                                -------------------------------
                                                  Allen, TX  75013
                                                -------------------------------


                                                /s/ Mark A. Paxton
                                        ---------------------------------------
                                        Mark A. Paxton
                                                      /s/ Barbara E. Paxton
                                                  -----------------------------
                                                              (spouse)
                                        Address:  P. O. Box 437
                                                -------------------------------
                                                  Allen, TX  75013
                                                -------------------------------


                                                /s/ Michael L. Paxton
                                        ---------------------------------------
                                        Michael L. Paxton
                                                      /s/ Kathryn Paxton
                                                  -----------------------------
                                                              (spouse)
                                        Address:  7111 Round Hill Road
                                                -------------------------------
                                                  McKinney, TX  75070
                                                -------------------------------


                                                /s/ Julie Paxton Puckett
                                        ---------------------------------------
                                        Julie Paxton Puckett

                                                  -----------------------------
                                                              (spouse)
                                        Address:  2 White Rock Trail
                                                -------------------------------
                                                  Lucas, TX  75002
                                                -------------------------------